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                                                                    EXHIBIT 22.1
                             LIST OF SUBSIDIARIES
                             --------------------
                              DRUG EMPORIUM, INC.



        LISTED BELOW ARE THE MAJORITY OR WHOLLY OWNED SUBSIDIARIES OF THE REGISTRANT AND THE STATE OF INCORPORATION
OF EACH.



                               NAME OF                                           STATE OF
                             SUBSIDIARY                                       INCORPORATION

                          Centerline, Inc.                                       Delaware


                 Winter Fern Drug Distributors, Inc.                               Ohio
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